Exhibit 99.1

Exton, PA	Contact: Kevin R. Hoben
January 19, 2022	(860) 704-6820

Omega Flex, Inc. Announces Organizational Changes

Omega Flex, Inc. (the “Company”) today announced that in implementing best practices in our organizational development and succession management, it has evaluated the future short- and long-term needs for the success of our business at the senior levels of the organization. We are happy to report the Board of Directors has approved the following organizational changes, which are effective immediately:

(a)	Dean W. Rivest has been appointed as President of the Company, reporting directly to Mark F. Albino, who has retained the position of chief operating officer of the Company,

(b)	Edwin B. Moran has been appointed as Executive Vice President of Sales, including all industrial and commercial products, reporting to Mr. Rivest,

(c)	Matthew F. Unger has been appointed as Vice President – Finance and Chief Financial Officer, reporting to Mr. Rivest.

Kevin R. Hoben, Chairman and CEO of the Company, stated “This segregation of duties at the highest executive level in the organization allows Omega Flex to laser focus on the most critical short-term needs currently challenging our business while positioning the Company for continued success in achieving its long-term goals.”

This news release contains forward-looking statements, which are subject to inherent uncertainties which are difficult to predict, and may be beyond the ability of our control.

Certain statements in this news release constitute forward-looking statements with the meaning of the Private Securities Litigation Reform act of 1995, that are not historical facts but rather reflect our current expectations concerning future results and events. The words “believes,” “expects,” “intends,” “plans,” “anticipates,” “hopes,” “likely,” “will,” and similar expressions identify such forward-looking statements. Such forward-looking statements involve known and unknown risks, uncertainties and other important factors that could cause the actual results, performance or achievements of the Company (including its subsidiaries and affiliates) or industry results, to differ materially from future results, performance or achievements expressed or implied by such forward-looking statements.

Readers are cautioned not to place undue reliance on these forward-looking statements which reflect management’s view only as of the date of this news release. We undertake no obligation to publicly release the result of any revisions to these forward-looking statements which may be made to reflect events or circumstances after the date hereof or to reflect the occurrence of unanticipated events, conditions or circumstances.